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                                                                      EXHIBIT 21

                  SUBSIDIARIES OF GAYLORD ENTERTAINMENT COMPANY
                             AS OF DECEMBER 31, 2001


                                                              Jurisdiction of
Name                                                          Organization
----                                                          ------------

Acuff-Rose Music, Inc.                                        Tennessee
Acuff-Rose Music, Ltd.                                        England
Acuff-Rose Musikverlag GmbH                                   Germany
Acuff-Rose Scandia AB                                         Sweden
Acuff-Rose Music Publishing, Inc.                             Tennessee
CCK, Inc.                                                     Texas
Celebration Hymnal, LLC                                       Tennessee
Corporate Magic, Inc.                                         Texas
Country Music Television Australia Pty. Ltd.                  Australia
Country Music Television International, GmbH                  Germany
Country Music Television International, Inc.                  Delaware
Country Music Television International, B. V.                 Netherlands
Dayspring Music, Inc.                                         Tennessee
Editions Acuff Rose France                                    France
Gaylord Creative Group, Inc.                                  Delaware
Gaylord Creative Group Records, Inc.                          Tennessee
Gaylord Digital, LLC                                          Delaware
Gaylord Investments, Inc.                                     Delaware
Gaylord Program Services, Inc.                                Delaware
GBRJ Music, LLC                                               Texas
Grand Ole Opry Tours, Inc.                                    Tennessee
Hickory Records, Inc.                                         Tennessee
Lightsource, LLC                                              Delaware
Milene Music, Inc.                                            Tennessee
OHN Management, Inc.                                          Delaware
OKC Athletic Club Limited Partnership                         Oklahoma
OKC Concession Service Limited Partnership                    Oklahoma
Oklahoma City Athletic Club, Inc.                             Oklahoma
OLH, G.P.                                                     Tennessee
Opryland Attractions, Inc.                                    Delaware
Opryland Hospitality, LLC                                     Tennessee
Opryland Hotel Florida, L.P.                                  Florida
Opryland Hotel Nashville, LLC                                 Tennessee
Opryland Hotel Texas, LLC                                     Delaware
Opryland Hotel Texas, L.P.                                    Delaware
Opryland Productions, Inc.                                    Tennessee
Opryland Theatricals, Inc                                     Delaware

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Springhouse Music, Inc.                                       Tennessee
TV Force, LLC                                                 Texas
Wildhorse Saloon Entertainment Ventures, Inc.                 Tennessee
Word Entertainment (Canada), Ltd.                             Canada
Word Entertainment Direct, LLC                                Tennessee
Word Music Group, Inc.                                        Tennessee
Word Music, Inc.                                              Tennessee
Wordspring Music, Inc.                                        Tennessee